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                 Exhibit 5     Opinion of Muldoon Murphy & Faucette LLP




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                                February 6, 2002



Board of Directors
Greater Atlantic Financial Corp.
10700 Parkridge Boulevard, Suite P50
Reston, Virginia 20191

     Re: Greater Atlantic Financial Corp. 1997 Stock Option and Warrant Plan for Offer and Sale of 319,685 Shares of Common Stock

Ladies and Gentlemen:

         We have been requested by Greater Atlantic Financial Corp., a Delaware corporation, (the "Company") to issue a legal opinion in connection with the registration of 319,685 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"). The Shares may be issued under the Greater Atlantic Financial Corp. 1997 Stock Option and Warrant Plan (herein referred to as the "Plan") upon the exercise of stock options or warrants.

         We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned registration statement on Form S-8), or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.





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Board of Directors
Greater Atlantic Financial Corp.
February 6, 2002
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         We hereby  consent to the filing of this  opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                              Very truly yours,



                                              /s/ MULDOON MURPHY & FAUCETTE LLP